Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 10, 2023 with respect to the consolidated financial statements of FD Technology Inc for the year ended December 31, 2021 and 2020 in this Registration Statement on Form F-1 of FD Technology Inc and the related Prospectus of FD Technology Inc with the Securities and Exchange Commission.

TPS Thayer LLC

Sugar Land, Texas

January 10, 2023